UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2016

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On August 7, 2016, the Board of Directors of MEDNAX, Inc., a Florida Corporation (the “Company”), appointed John C. Pepia as Principal Accounting Officer of the Company. Mr. Pepia, age 53, has served as Chief Accounting Officer of the Company since May 13, 2016 and prior thereto he served as Vice President, Accounting and Finance since joining the Company in 2002, with responsibility for various accounting and finance functions within the Company.

Mr. Pepia is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and has no family relationships that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Vivian Lopez-Blanco, Chief Financial Officer and Treasurer of the Company, had been serving as the Company’s Principal Financial Officer and Principal Accounting Officer prior to the appointment of Mr. Pepia as Principal Accounting Officer. Ms. Lopez-Blanco will continue to serve as Chief Financial Officer and Treasurer and Principal Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: August 9, 2016	By:	/s/ Vivian Lopez-Blanco
Vivian Lopez-Blanco Chief Financial Officer